                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated January 30, 1998 except as to Note 16, for which the date is February 28, 1998, on our audits of the consolidated financial statements and financial statement schedule of Carey International, Inc. and subsidiaries as of November 30, 1997 and 1996, and for each year in the three year period ended November 30, 1997. We also consent to the reference to our firm under the caption "Experts."



                                          /s/ Coopers & Lybrand L.L.P.
                                          ---------------------------------
                                            Coopers & Lybrand L.L.P.

Washington, D.C.

May 6, 1998